Exhibit 99.2

                             Aircraft Finance Trust
                        Asset Backed Notes, Series 1999-1
                         Quarterly Report to Noteholders
                                  June 30, 2002

I. Management's Discussion and Analysis

Any statements contained herein that are not historical facts, or that might be considered an opinion or projection, whether expressed or implied, are meant as, and should be considered, forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. Aircraft
Finance Trust (AFT) assumes no obligation to update any forward-looking statements to reflect actual results or changes in the factors affecting such forward-looking statements.

Background and General

On May 5, 1999, AFT issued $1,209 million of Asset Backed Notes (the "Initial Notes"). The Initial Notes were issued in five classes: Class A-1, Class A-2, Class B, Class C and Class D. The Initial Notes were issued simultaneously with the execution of an agreement for the sale of the beneficial interest of AFT for $39 million and an agreement to acquire 36 commercial jet aircraft for $1,196 million. On January 20, 2000, AFT completed an exchange offer whereby AFT issued four classes of new notes (the "Exchange Notes") in exchange for the four corresponding classes of the Initial Notes. The terms of the Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended. The Class D Notes remain unchanged. $3 million of the Class A-2 Initial Notes was not tendered in the exchange offer and remain outstanding.

         AFT is a special purpose entity which owns aircraft subject to operating leases. AFT's business consists of aircraft leasing activities. AFT may also engage in acquisitions of additional aircraft and sales of aircraft. Any acquisitions of additional aircraft and the related issuance of additional notes will require confirmation by the rating agencies that they will not lower, qualify or withdraw their ratings on the outstanding Notes as a result. AFT's aggregate cash flows from such activities will be used to service the interest and principal on the outstanding Notes and to make distributions of remaining amounts to the holders of the beneficial interest certificates, after the payment of expenses incurred by AFT.

         AFT's ability to generate sufficient cash from its aircraft assets to service the outstanding Notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. AFT's ability to service the outstanding Notes will also depend on the level of AFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforeseen liabilities. In particular, the timing and amount of maintenance related expenditures by AFT is expected to fluctuate, and may fluctuate significantly, from period to period. Such fluctuations will affect the amount and timing of payments that will be paid by AFT on the Notes. The indenture governing the Notes requires that AFT maintain a cash reserve


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


balance on deposit in its  collections  account and  permits AFT to  establish a
credit  facility,   in  order  to  provide  a  source  of  liquidity  for  AFT's obligations.

         Interest incurred by AFT on the Notes and the rental income received by AFT under operating leases are based on combinations of variable and fixed measures of interest rates. AFT is exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the Notes do not correlate to the mix of variable and fixed rents under operating leases. AFT has engaged advisors to monitor interest rates in order to mitigate its exposure to unfavorable variations. AFT utilizes interest rate swaps that shift the risk of fluctuations in floating rates to the counterparty in exchange for fixed payments by AFT. Risks in the use of these instruments arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates.

         As of June 30, 2002, AFT was a party to five interest rate swap agreements. Three were entered into on May 5, 1999 and two on July 15, 2000. The total aggregate gross notional principal amount of these interest rate swaps is $785 million at June 30, 2002. Under the agreements, AFT will pay a fixed rate of interest on the notional amount to the counterparty and, in turn, the counterparty will pay AFT a rate of interest on the notional amount based on LIBOR. The one-month LIBOR rate with respect to the Swaps (and the Notes) was 1.84% as of June 30, 2002 and 1.90% as of December 31, 2001. On June 30, 2002,
the fair value of these interest rate swaps was approximately ($31.4) million compared to ($32.7) million on December 31, 2001. Due to the potential volatility of LIBOR, the fair value of AFT's interest rate swap agreements is also subject to volatility. The change in fair value of the interest rate swaps was due to changes in market interest rates as well as the expiration of two swap agreements, as discussed below. This change was recorded in other comprehensive income in the equity section of the balance sheet.

         Additional financial information regarding AFT, including AFT's annual and quarterly reports on Forms 10-K and 10-Q, respectively, has been filed with the Securities and Exchange Commission. These reports can be viewed at the SEC's website (http://www.sec.gov).

         The indenture governing the Notes and other governing documents impose restrictions on how AFT operates its business. These restrictions may limit the ability to compete effectively in the aircraft leasing market under certain circumstances. For example, there are concentration limits contained in the indenture that restrict AFT's ability to lease a certain percentage of aircraft to any individual lessee, to lessees in particular countries, or to lessees in particular geographical regions. Most of AFT's competitors do not operate under such restrictions. The tables included in the section "Description of the Aircraft and Leases" illustrate such concentrations as of June 30, 2002.


Recent Developments

The Aircraft and Lessees

         In January 2002, AFT entered into a restructured lease agreement with a lessee based in the United States with respect to a B737-300 aircraft to reduce the rents starting from January 2002 and give the lessor an extension option for 31 months. This aircraft represents approximately 2.7% of the aggregate appraised value at December 31, 2001.

         In March 2002, AFT entered into restructured lease agreements with a lessee based in Brazil with respect to two B767-200ER aircraft and one B737-300 aircraft. These restructured agreements allow this lessee to defer overdue rent payments and maintenance reserves retroactively during the period from and including June 26, 2001 to and including October 26, 2001. This deferral is to be repaid with interest over eleven months from the period beginning October 2001. Additionally, the restructured agreements have caused a reduction in the rents starting from September 26, 2001 to the end of the respective lease terms and an extension of such lease terms for 24 months. In June 2002, the B737-300 was repossessed from this lessee due to default. This aircraft is physically located in the United Kingdom and is currently undergoing a maintenance event. A Letter of Intent will be signed to terminate the lease contract. In July 2002, a restructured agreement was signed to shorten the lease term of the two
B767-200ER aircraft from an expiration date of February 2012 to an expiration date of November 2004. The agreement allows the lessor to apply security deposits towards payment of the lessee's unpaid May, June and July 2002 rent obligations. These three aircraft represent approximately 7.8% of the aggregate appraised value at December 31, 2001.

         In March 2002, AFT entered into a restructured lease agreement with a lessee based in Mexico with respect to one A320-200 aircraft. This agreement allows this lessee to defer rental payments during the period of December 2001 to March 2002 to be repaid with interest over 24 months beginning April 2002. This aircraft represents approximately 2.6% of the aggregate appraised value at December 31, 2001.

         In March 2002, the B737-300 aircraft formerly leased to British Midland was delivered to a lessee based in the United Kingdom for a five-year lease. This aircraft represents approximately 2.5% of the aggregate appraised value at December 31, 2001.

         In March 2002, an early termination agreement was signed for one B737-400 aircraft with a lessee based in India. The lease termination date was amended to March 2002. Additionally, in April 2002, an early termination agreement was signed for a second B737-400 aircraft with the same lessee based in India. The lease termination date was amended to April 2002. As part of the redelivery requirements under the contract, the aircraft are currently undergoing a heavy maintenance event in the United Kingdom. In July 2002, a Letter of Intent was signed with a lessee based in Indonesia for a seven-year lease of the two B737-400. The lease has a lessee option to terminate the lease after four years. These aircraft represent approximately 4.4% of the aggregate appraised value at December 31, 2001.

         In April 2002, one B737-400 aircraft, previously repossessed from City Bird France, was delivered to a lessee based in Portugal for a three-year lease. This aircraft represents approximately 2.7% of the aggregate appraised value at December 31, 2001.

         In April 2002, AFT entered into a restructured lease agreement with a lessee based in Ireland with respect to one B737-400 aircraft. This agreement allows this lessee to defer rental payments during the period of November 2001 to February 2002 to be repaid with interest over 7 months starting from June 2002. This aircraft represents approximately 2.7% of the aggregate appraised value at December 31, 2001.

         In May 2002, a contract was signed with a lessee based in Egypt for a five-year lease of one MD-83 aircraft, which was returned in May 2002 from a lessee based in Italy, with an expected delivery date of August 2002. This aircraft represents approximately 1.8% of the aggregate appraised value at December 31, 2001.

         In May 2002, the lease of one DC-10-30 aircraft with a lessee based in the United States expired. This aircraft represents approximately 1.1% of the aggregate appraised value at December 31, 2001 and is currently being prepared for redelivery to the Trust.

         In May 2002, a Letter of Intent was signed with a lessee based in New Zealand for a twelve-year lease of one B737-300 aircraft, which will be returned in October 2002 from a lessee based in the United Kingdom. This aircraft represents approximately 2.6% of the aggregate appraised value at December 31, 2001.

         In June 2002, a Letter of Intent was signed with a lessee based in Norway for a three-year lease of one B737-300 aircraft which was previously returned from a lessee based in Brazil. This aircraft represents approximately 2.5% of the aggregate appraised value at December 31, 2001.

         The restructuring events discussed above caused a reduction in AFT's revenues by $2.8 million in the Period ended June 30, 2002 and will decrease AFT's revenues in the future as well. Such reductions of revenues, restructurings, or any similar future events could negatively impact AFT's ability to timely pay scheduled interest on certain Note classes and/or to repay the principal of certain Note classes at the expected maturity dates of those classes.


Current Market Conditions

         On September 11, 2001, terrorists hijacked and crashed four United States commercial aircraft, with attendant significant loss of life, property damage and economic disruption. Any additional terrorist attacks, the anti-terrorist activity in Afghanistan and throughout the world, any further military or economic responses by the United States, including any changes to the United States aircraft industry by way of law, regulation or otherwise, may increase airline costs or cause declines in air travel demand. In addition to the September 11, 2001 events, the decline in the United States and the worldwide economy has adversely affected both Aircraft Finance and its lessees. Aircraft Finance's lessees' revenues and expenses are also likely to be affected by the lessees' ability to operate in the current competitive environment and worsening economic conditions. These and other factors have led to increased bankruptcies and consolidations of airlines. Higher costs (including, but not limited to, increased costs for security measures, insurance premiums and fuel) are expected to adversely impact airlines' financial position as well.

         There is much uncertainty with respect to the short to medium term future prospects of the world aviation industry following the preexisting world economic downturn, which was exacerbated by the terrorist attacks of September 11, 2001. It cannot be determined when, or if, the United States and the world aviation industry and the overall economy in both the United States and the world will improve. These conditions have affected the ability of Aircraft Finance's lessees to comply with the terms of their leases, causing restructuring of lease agreements. Such restructurings have included reduced rental rates, deferred payments or early returns of aircraft. These events have also contributed to an excess of aircraft in the market place, which has

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

resulted in a significant number of aircraft being parked. These excess aircraft impact the market by causing decreases in the market value of the aircraft, a more competitive leasing market, reductions in lease rates, increased storage costs and increased downtime. These events have impaired the ability of Aircraft Finance to re-lease aircraft on a timely basis and at favorable rates and may reduce the value of the aircraft for possible sale. All of these factors have had and will likely continue to have an adverse effect on the cash flow generated from Aircraft Finance's aircraft. Such reductions in cash flows will have a negative impact on the amount and timing of payments that will be made by Aircraft Finance on the Notes. There can be no assurances as to if and when the aircraft leasing market, and subsequently cash flows to Aircraft Finance, will improve.


Other Developments

         Under the terms of the indenture, AFT is required to obtain annual appraisals of its aircraft. In February 2002, AFT received appraisals of the adjusted base values of the aircraft as of December 31, 2001 from three independent appraisers that are members of the International Society of Transport Aircraft Trading, as required by the indenture. The aggregate of the average of the three appraisals (the current appraised value) of the aircraft at December 31, 2001 was $1,067.9 million. Such average is below the assumed portfolio values set forth in the indenture relating to the Notes.

         At June 30, 2002, there were five lessees on non-accrual status. With respect to these lessees all six aircraft have been returned early and five aircraft have been subsequently re-leased. The total amount of rent and maintenance reserve payments outstanding under the leases for the six aircraft from these five lessees amounted to approximately $6.8 million as of June 30, 2002. One of these lessees, based in Brazil, owed approximately $1.0 million at June 30, 2002 for outstanding maintenance reserve payments, after the application of a $1.0 million cash security deposit. The second lessee based in the United States owed approximately $1.0 million at June 30, 2002 for outstanding maintenance reserve payments after the application of $1.1 million of cash security deposits and a letter of credit. The third lessee, based in Turkey, owed approximately $3.4 million at June 30, 2002 for outstanding rent and maintenance reserve payments after the application of $1.3 million of cash security deposits, letters of credit, and the sale of shares of stock transferred to the lessor. The fourth lessee, based in Belgium, owed approximately $0.5 million at June 30, 2002 for outstanding rent. The fifth lessee, based in Canada, owed approximately $0.9 million at June 30, 2002 for outstanding rent and maintenance reserve payments.

         As of June 30, 2002, AFT has repaid principal on the Notes of $149.1 million, as compared to $142.0 million based on revenue and expense assumptions found in the Offering Memorandum dated April 21, 1999. For a more detailed analysis of AFT's performance compared to the assumptions in the Offering Memorandum, see the unaudited Exhibit 99.1.

         The beneficial interests in AFT were originally purchased by UniCapital AFT-I, Inc. (51%) and UniCapital AFT-II, Inc. (49%), each of which were then wholly-owned indirect subsidiaries of UniCapital Air Group, Inc., then a wholly-owned subsidiary of UniCapital Coporation ("UniCapital"). During 1999, 2000, and 2001, UniCapital sold all of its ownership of AFT-I, Inc., and AFT-I, Inc. and AFT-II, Inc. sold certain of their beneficial interests in AFT to financial services companies. In addition, during 2001, AFT-II, Inc. transferred certain of its remaining interests to AFT-III, Inc., then a wholly-owned indirect subsidiary of UniCapital. Also during 2001, AFT-III, Inc. transferred certain of its remaining interests in AFT to one of the financial services companies. On December 11, 2000, UniCapital and the entity that directly owns AFT-II, Inc. and AFT-III, Inc. filed petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the U. S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). On January 9, 2002, the Bankruptcy Court entered a Confirmation Order in which it approved a plan for Unicapital, including substantially all of its direct and indirect subsidiaries, to emerge from reorganization under Chapter 11 of the Bankruptcy Code. In February 2002, UniCapital AFT-I, Inc., then a wholly owned subsidiary of TransCapital Corporation, sold 1.1% or all of its beneficial interests in AFT to UniCapital Air Group, Inc. and TransCapital Corporation sold 7.4% or all of its beneficial interests in AFT to UniCapital Air Group, Inc. As of June 30, 2002, financial services companies owned 62.5% of AFT, AFT-II, Inc. owned 1.6% of AFT, AFT-III, Inc. owned 27.4% of AFT and UniCapital Air Group, Inc. owned 8.5% of AFT. As of June 30, 2002, each of AFT-II, AFT-III and UniCapital Air Group, Inc. are wholly owned subsidiaries of Banc of America Leasing Commercial Markets, LLC, an affiliate of Bank of America, N.A.

         On July 30, 2002 Donald G. Butler, Equity Trustee of AFT resigned effective August 30, 2002. A majority (by percentage) of the registered holders of the residual interest of AFT appointed Andrew Dickson as the new Equity Trustee effective August 31, 2002.

II. Analysis of Activity in the Collection Account during the Quarter

AFT makes monthly payments on the Notes on the 15th of each month, or the next business day if the 15th is not a business day (the "Payment Date"). The amount of cash available for payment is determined on the Calculation Date, which is defined as being four business days prior to the Payment Date. For the purposes of this report, the unaudited "Three Month Period" comprises information from the three Monthly Reports to Noteholders through June 17, 2002 and the unaudited "Cumulative to Date", comprises information from all of the Monthly Reports to Noteholders since the Closing Date, May 5, 1999, through June 17, 2002. This data has been prepared by management and was not subject to any review or examination by the external auditors.

         The April 21, 1999 Offering Memorandum (the "Offering Memorandum") contains assumptions in respect of AFT's future cash flows and expenses (the "Assumed Case"). The following reports contain an analysis of the actual cash flows versus the Assumed Case for the Three Month Period and Cumulative to Date.

                                                  Aircraft Finance Trust
                                            Asset Backed Notes, Series 1999-1
                                          Actual Cash Flows versus Assumed Case
                                   Three-Month Period - March 16, 2002 to June 17, 2002
                                                       (unaudited)

                                        Three Month Period ended June 17, 2002         As % of Assumed Gross Lease Revenue
                                    Actual        Assumed         Variance           Actual       Assumed      Variance
CASH COLLECTIONS
Lease rentals                       33,799,912     33,799,912                0          100.00%      100.00%         0.00%
- Rental resets                    (3,778,395)              0      (3,778,395)          -11.18%        0.00%       -11.18%
                                 ----------------------------------------------  ------------------------------------------
Contracted lease rentals            30,021,517     33,799,912      (3,778,395)           88.82%      100.00%       -11.18%

Movement in current arrears        (1,163,395)              0      (1,163,395)           -3.44%        0.00%        -3.44%
balance
Less net stress related costs
- Bad debts                            128,225      (338,925)          467,150            0.38%       -1.00%         1.38%
- AOG                              (3,332,952)    (1,016,775)      (2,316,177)           -9.86%       -3.01%        -6.86%
- Other leasing income                 139,039              0          139,039            0.41%        0.00%         0.41%
                                 ----------------------------------------------  ------------------------------------------
Sub-total                          (4,229,083)    (1,355,700)      (2,873,383)          -12.51%       -4.01%        -8.50%

Net lease revenues                  25,792,434     32,444,212      (6,651,778)           76.31%       95.99%       -19.67%
                                 ----------------------------------------------  ------------------------------------------

Investment income                      374,826        747,716        (372,890)            1.11%        2.21%        -1.10%

Maintenance receipts                 3,445,078                       3,445,078           10.19%                     10.19%
Maintenance disbursements          (5,659,978)                     (5,659,978)          -16.75%                    -16.75%
                                 ----------------------------------------------  ------------------------------------------
Net maintenance                    (2,214,900)              0      (2,214,900)           -6.55%        0.00%        -6.55%

                                 ----------------------------------------------  ------------------------------------------
          Total cash collections    23,952,360     33,191,928      (9,239,568)           70.86%       98.20%       -27.33%
                                 ----------------------------------------------  ------------------------------------------

CASH EXPENSES
Aircraft operating expenses        (1,626,904)    (1,355,699)        (271,205)           -4.81%       -4.01%        -0.80%

SG&A expenses
Aircraft servicer fees               (977,603)    (1,110,788)          133,185           -2.89%       -3.29%         0.39%
Other                              (1,088,767)      (525,000)        (563,767)           -3.22%       -1.55%        -1.67%
                                 ----------------------------------------------  ------------------------------------------
Sub-total                          (2,066,370)    (1,635,788)        (430,582)           -6.11%       -4.84%        -1.27%

                                 ----------------------------------------------  ------------------------------------------
          Total cash expenses      (3,693,274)    (2,991,488)        (701,786)          -10.93%       -8.85%        -2.07%
                                 ----------------------------------------------  ------------------------------------------

NET CASH COLLECTIONS
Total cash collections              23,952,360     33,191,928      (9,239,568)           70.87%       98.20%       -27.34%
Total cash expenses                (3,693,274)    (2,991,488)        (701,786)          -10.93%       -8.85%        -2.08%
Movement in expense account          4,292,294              0        4,292,294           12.70%        0.00%        12.70%
Interest payments                  (9,576,496)   (16,610,009)        7,033,513          -28.33%      -49.14%        20.81%
Swap receipts (payments)           (7,624,928)    (1,139,708)      (6,485,220)          -22.56%       -3.38%       -19.19%

                                 ----------------------------------------------  ------------------------------------------
          Total                      7,349,956     12,450,723      (5,100,767)           21.74%       36.83%       -15.09%
                                 ----------------------------------------------  ------------------------------------------

Principal payments
A1                                           0              0                0            0.00%        0.00%         0.00%
A2                                 (1,710,884)    (6,677,886)        4,967,002           -5.06%      -19.76%        14.70%
B                                            0      (133,765)          133,765            0.00%       -0.40%         0.40%
C                                  (5,497,530)    (5,497,530)                0          -16.26%      -16.26%         0.00%
D                                    (141,542)      (141,542)                0           -0.42%       -0.42%         0.00%
                                 ----------------------------------------------  ------------------------------------------
          Total                    (7,349,956)   (12,450,723)        5,100,767          -21.75%      -36.84%        15.09%
                                 ----------------------------------------------  ------------------------------------------


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

                                                  Aircraft Finance Trust
                                            Asset Backed Notes, Series 1999-1
                                          Actual Cash Flows versus Assumed Case
                                    Cumulative to Date - May 5, 1999 to June 17, 2002
                                                       (unaudited)

                                              Cumulative to Date                    As % of Assumed Gross Lease Revenue
                                   Actual         Assumed         Variance           Actual        Assumed      Variance
CASH COLLECTIONS
Lease rentals                     419,831,722     419,831,722                0          100.00%       100.00%        0.00%
- Rental resets                  (19,889,140)               0     (19,889,140)           -4.74%         0.00%       -4.74%
- Excess rents at closing           5,924,523               0        5,924,523            1.41%         0.00%        1.41%
                               ------------------------------------------------   -----------------------------------------
Contracted lease rentals          405,867,105     419,831,722     (13,964,617)           96.67%       100.00%       -3.33%

Movement in current arrears       (2,693,809)               0      (2,693,809)           -0.64%         0.00%       -0.64%
balance
Less net stress related costs
- Bad debts                       (3,064,949)     (4,209,816)        1,144,867           -0.73%        -1.00%        0.27%
- AOG                             (9,061,346)    (12,629,448)        3,568,102           -2.16%        -3.01%        0.85%
- Other leasing income                848,606               0          848,606            0.20%         0.00%        0.20%
                               ------------------------------------------------   -----------------------------------------
Sub-total                        (13,971,498)    (16,839,264)        2,867,766           -3.32%        -4.01%        0.68%

Net lease revenues                391,895,607     402,992,458     (11,096,851)           93.35%        95.99%       -2.64%
                               ------------------------------------------------   -----------------------------------------

Investment income                  12,216,514       9,246,575        2,969,939            2.91%         2.20%        0.71%

Maintenance receipts               56,272,562                       56,272,562           13.40%                     13.40%
Maintenance disbursements        (27,492,950)                     (27,492,950)           -6.55%                     -6.55%
                               ------------------------------------------------   -----------------------------------------
Net maintenance                    28,779,612               0       28,779,612            6.86%         0.00%        6.86%

                               ------------------------------------------------   -----------------------------------------
          Total cash collections  432,891,733     412,239,033       20,652,700          103.11%        98.19%        4.91%
                               ------------------------------------------------   -----------------------------------------

CASH EXPENSES
Aircraft operating expenses      (11,564,889)    (16,839,264)        5,274,375           -2.75%        -4.01%        1.25%

SG&A expenses
Aircraft servicer fees           (13,433,432)    (13,757,710)          324,278           -3.19%        -3.28%        0.08%
Other                             (5,622,629)     (6,475,000)          852,371           -1.34%        -1.54%        0.20%
                               ------------------------------------------------   -----------------------------------------
Sub-total                        (19,056,061)    (20,232,710)        1,176,649           -4.53%        -4.82%        0.28%

                               ------------------------------------------------   -----------------------------------------
          Total cash expenses    (30,620,950)    (37,071,974)        6,451,024           -7.30%        -8.83%        1.53%
                               ------------------------------------------------   -----------------------------------------

NET CASH COLLECTIONS
Total cash collections            432,891,733     412,239,033       20,652,700          103.11%        98.19%        4.92%
Total cash expenses              (30,620,950)    (37,071,974)        6,451,024           -7.29%        -8.83%        1.54%
Movement in expense account      (19,109,206)               0     (19,109,206)           -4.55%         0.00%       -4.55%
Interest payments               (212,504,521)   (217,218,602)        4,714,081          -50.62%       -51.74%        1.13%
Swap receipts (payments)         (21,527,974)    (15,944,259)      (5,583,715)           -5.13%        -3.80%       -1.33%

                               ------------------------------------------------   -----------------------------------------
          Total                   149,129,082     142,004,198        7,124,884           35.52%        33.82%        1.70%
                               ------------------------------------------------   -----------------------------------------

Principal payments
A1                                          0               0                0            0.00%         0.00%        0.00%
A2                              (136,085,948)   (128,886,858)      (7,199,090)          -32.41%       -30.70%       -1.71%
B                                 (7,404,062)     (7,478,268)           74,206           -1.76%        -1.78%        0.02%
C                                 (5,497,530)     (5,497,530)                0           -1.31%        -1.31%        0.00%
D                                   (141,542)       (141,542)                0           -0.03%        -0.03%        0.00%
                               ------------------------------------------------   -----------------------------------------
          Total                 (149,129,082)   (142,004,198)      (7,124,884)          -35.52%       -33.82%       -1.70%
                               ------------------------------------------------   -----------------------------------------

Notes to unaudited actual cash flows versus assumed case:

The line item descriptions below should be read in conjunction with the Actual Cash Flows versus Assumed Case reports provided above.

Lease rentals. Lease rentals refers to gross revenue based on the assumptions in the offering memorandum dated April 21, 1999.

Rental resets. Rental resets are a measure of the gain or loss in rental revenue when new lease rates are different from those assumed in the Assumed Case, including lease rate adjustments for changes in interest rates on floating rate leases, seasonal adjustments in the monthly rental amount, lease extensions, renewals with current lessees at the end of the lease term, timing differences between the Assumed Case and the actual rent payment due dates.

Excess rents at closing. Excess rents at Closing refer to the excess of the actual rental revenue over the anticipated rental revenue under the Assumed Case. AFT received rents from April 29, 1999 forward and pro-rated rental payment from the seller, for rents earned by AFT, but received by the seller(s) prior to the close of AFT.

Contracted lease rentals. Contracted lease rentals represent the current contracted lease rental rollout which equates to the Assumed Case lease rentals less adjustments for renegotiated leases, rental resets and excess rent at closing.

Movement in current arrears balance. Movement in current arrears balance is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as bad debts.

Net stress-related costs. Net stress-related costs is a combination of all the factors which can cause actual lease rentals received to differ from the contracted lease rentals. The Assumed Case estimated net stress-related costs based on a percentage of the sum of the Assumed Case lease rentals and the interest on the lease rentals.

Bad debts. Bad debts are total contracted lease rentals in arrears, net of security deposits drawn down, owed by lessees who have defaulted and which are deemed irrecoverable. Rental arrears from non-accrual lessees may be reclassified to Bad Debts when the aircraft is redelivered from the lessee, or such lessee files for bankruptcy protection.

Aircraft on ground ("AOG"). AOG is defined as the Assumed Case lease rental lost when an aircraft is off-lease and non-revenue earning.

Other leasing income. Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest.

Net lease rentals. Net lease rentals is contracted lease rentals less any movement in current arrears balance and net stress-related costs.

Interest earned. Interest earned mainly relates to interest received on cash balances held in the collection, expense and certain lessee funded accounts. Cash held in the collection account consists of the cash liquidity reserve amount of $52 million, in addition to the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The expense account contains cash set aside to pay for expenses which are expected to be payable over the next five months. Lessee funded accounts consist of cash security deposits. In most instances, interest earned from the lessee funded accounts, accrues in favor of AFT.

Net maintenance. Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid. The Assumed Case assumes that, over time, maintenance revenue will equal maintenance expenditures. However, it is unlikely that in any particular Note payment period, maintenance revenue will exactly equal maintenance expenses.

Aircraft   operating   expenses.   Aircraft   operating  expenses  includes  all
operational costs related to the leasing of an aircraft including costs of re-leasing, repossession and other overhead costs.

Aircraft servicer fees. Aircraft servicer fees are amounts paid to the aircraft servicer, GE Capital Aviation Services Ltd., in accordance with the terms of the servicing agreement.

Other. Other relates to fees and expenses paid to and for other service providers including the administrative agent, financial advisor, legal advisors, auditors, rating agencies, the trustees, and other selling, general and administrative expenses.

Movement in expense account. Movement in expense account relates to increases or decreases in the accrued expense amounts transferred in or out of the expense account.

Interest payments. Interest payments represent the amount of interest paid on AFT's outstanding classes of Notes issued on May 5, 1999.

Swap receipts (payments). According to the terms of the interest rate swap agreements, AFT pays a fixed rate of interest on the notional amount of the swaps to the counterparty and in turn the counterparty pays AFT a rate of interest on the notional amount based on the 30 day LIBOR rate, which will result in monthly net swap payments paid or received.

III. Description of the Aircraft and Leases

The following tables set forth details of the aircraft owned by AFT as of June 30, 2002. See "Section I. Management's Discussion and Analysis - Recent Developments" for further information about events that have occurred subsequent to June 30, 2002.

     The following table identifies the 36 aircraft by type of aircraft.

                                                             % of Aircraft by
                     Type of     Number of                 Appraised Value as of
Manufacturer        Aircraft     Aircraft     Body Type      December 31, 2001
------------        --------     --------     ---------      -----------------
Boeing              B737-300        11        Narrowbody            27.4%
                    B737-400         5        Narrowbody            12.6%
                    B767-200ER       2        Widebody               5.3%
                    B767-300ER       4        Widebody              24.7%

Airbus              A310-300         1        Widebody               2.3%
                    A320-200         7        Narrowbody            19.2%
McDonnell Douglas   DC-10-30         2        Widebody               2.2%
                    MD-83            4        Narrowbody             6.3%
                                    --                             -----
Total                               36                             100.0%

         All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in
Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

         The following table identifies the countries in which the lessees of the 36 aircraft are based, calculated as of June 30, 2002.

                                                             % of Aircraft by
                                               Number of   Appraised Value as of
Country                                        Aircraft      December 31, 2001
-------                                        --------      -----------------
U.K...........................................     7                 22.3%
U.S...........................................     5                 13.6%
Italy.........................................     1                  7.3%
Brazil........................................     2                  5.3%
Canada........................................     3                  9.9%
China.........................................     2                  5.0%
France........................................     2                  6.7%
Indonesia.....................................     1                  2.8%
Philippines...................................     1                  2.5%
Spain.........................................     3                  4.5%
Ireland.......................................     1                  2.7%
Mexico........................................     1                  2.6%
Portugal......................................     1                  2.7%
Off lease*....................................     6                 12.1%
                                                  --                -----
Total.........................................    36                100.0%


         The following table identifies the regions in which the 36 aircraft are based, calculated as of June 30, 2002.

                                                              % of Aircraft by
                                               Number of   Appraised Value as of
Region                                          Aircraft      December 31, 2001
-------                                        --------      -----------------
Developed Markets
     Europe...................................     15                46.2%
     North America............................      8                23.6%
Emerging Markets
     Asia.....................................      4                10.2%
     Latin America............................      3                 7.9%
Off lease*....................................      6                12.1%
                                                   --               -----
Total.........................................     36               100.0%


----------------------------------
* Off lease aircraft are defined as aircraft that are on ground and not earning revenue.

         The following table identifies the current lessees of the 36 aircraft, calculated as of June 30, 2002.

                                                             % of Aircraft by
                                               Number of   Appraised Value as of
Lessee                                         Aircraft      December 31, 2001
-------                                        --------      -----------------
Air 2000 Limited.............................      1                  7.3%
MyTravel Airways.............................      2                  5.0%
America West Airlines, Inc...................      1                  2.6%
Linee Aeree Italiane S.p.A...................      1                  7.3%
British Airways..............................      1                  2.6%
British Midland Airways PLC..................      2                  4.9%
Canadian Airlines International Ltd..........      3                  9.9%
China Eastern Airlines Corporation Limited...      2                  5.0%
Continental Airlines, Inc....................      1                  1.1%
Frontier Airlines, Inc.......................      1                  2.5%
Garuda Indonesian Airlines, pt...............      1                  2.8%
Go Fly Limited...............................      1                  2.5%
Mexicana.....................................      1                  2.6%
Pace Airlines................................      1                  2.4%
Philippine Airlines..........................      1                  2.5%
SATA-Air Acores..............................      1                  2.7%
Spanair S.A..................................      3                  4.5%
Societe de Transport Aerien Regional.........      2                  6.7%
TWA Airlines, LLC............................      1                  5.0%
VARIG........................................      2                  5.3%
Virgin Express S.A. N.V......................      1                  2.7%
Off lease*...................................      6                 12.1%
                                                  --                -----
Total........................................     36                100.0%

Total Number of Lessees: 21

     The following table lists the 36 aircraft by seat category.

                                                             % of Aircraft by
                                                Number of  Appraised Value as of
Seat Category       Aircraft Types              Aircraft     December 31, 2001
-------------       --------------              --------     -----------------
121-170             B737-300, B737-400, MD-83      20                46.4%
135-180                              A320-200       7                19.2%
171-240      A310-300, B767-200ER, B767-300ER       7                32.3%
240+                                 DC-10-30       2                 2.1%
                                                   --               -----
Total                                              36               100.0%


----------------------------------
* Off lease aircraft are defined as aircraft that are on ground and not earning revenue.

         The following table identifies the aircraft by year of aircraft manufacture. The weighted average age of the 36 aircraft as of June 30, 2002 is approximately 7.8 years.

                                                            % of Aircraft by
                                              Number of   Appraised Value as of
Year of Manufacture                           Aircraft      December 31, 2001
-------------------                           --------      -----------------
1980.......................................       1                  1.1%
1982.......................................       1                  1.1%
1986.......................................       1                  1.3%
1987.......................................       2                  5.3%
1988.......................................       1                  2.3%
1989.......................................       1                  1.5%
1991.......................................       6                 16.6%
1992.......................................       4                 11.2%
1993.......................................       1                  2.6%
1996.......................................       5                 13.0%
1997.......................................      10                 26.7%
1998.......................................       1                  2.6%
1999.......................................       2                 14.7%
                                                 --                -----
Total......................................      36                100.0%

         Further particulars of the 36 aircraft, calculated as of June 30, 2002, are contained in the table below:

                                                                                                     Date         Appraised
                                                                                                      of         Value as of
             Country in which                          Aircraft         Engine               Serial  Manu-      December 31,
Region       Aircraft is based     Lessee                Type            Type                Number facture         2001
------       -----------------     ------                ----            ----                ------ -------         ----
Europe (Developed)                                                                                                  ($000)
             France              STAR Airlines         A320-200         CFM56-5B4              737    9/97          35,255
             France              STAR Airlines         A320-200         CFM56-5B4              749    9/97          35,836
             Ireland             Virgin Express        B737-400         CFM56-3C1            28489   11/96          28,888
             Italy               Alitalia              B767-300ER       CF6-80C2B7F          30008    3/99          78,297
             Portugal            SATA-Air Acores       B737-400         CFM56-3C1            28491   11/96          28,849
             Spain               Spanair S.A.          MD-83            JT8D-219             49398   11/86          13,692
             Spain               Spanair S.A.          MD-83            JT8D-219             49791    9/89          16,362
             Spain               Spanair S.A.          MD-83            JT8D-219             53198    4/91          18,519
             United Kingdom      Air 2000              B767-300ER       CF6-80C2B7F          29617    3/99          78,264
             United Kingdom      MyTravel Airways      A320-200         CFM56-5A3              221    9/91          26,698
             United Kingdom      MyTravel Airways      A320-200         CFM56-5A3              222   10/91          26,464
             United Kingdom      British Airways       B737-300         CFM56-3C1            28548   12/97          27,202
             United Kingdom      British Midland       B737-300         CFM56-3C1            28554   12/96          25,727
             United Kingdom      British Midland       B737-300         CFM56-3C1            28558    4/97          26,496
             United Kingdom      Go Fly Limited        B737-300         CFM56-3C1            28557    3/97          26,423
North America (Developed)
             United States       America West          B737-300         CFM56-3C1            28740    6/98          28,328

                                       15

             United States       Continental           DC-10-30         CF6-50C2             46584    2/80          11,611
             United States       Frontier Airlines     B737-300         CFM56-3C1            28563    8/97          26,861
             United States       Pace Airlines         B737-300         CFM56-3C1            28333    8/96          25,209
             United States       TWA Airlines          B767-300ER       PW4060               25403    1/92          53,415
             Canada              Canadian Airlines     A320-200         CFM56-5A1              210    7/91          26,144
             Canada              Canadian Airlines     A320-200         CFM56-5A1              231    9/91          26,525
             Canada              Canadian Airlines     B767-300ER       CF6-80C2B6F          25221    7/91          53,556
Asia (Emerging)
             China               China Eastern         B737-300         CFM56-3C1            28561    6/97          26,805
             China               China Eastern         B737-300         CFM56-3C1            28562    7/97          26,881
             Indonesia           Garuda                B737-400         CFM56-3C1            28490   11/96          29,449
             Philippines         Philippine            B737-300         CFM56-3C1            28559    5/97          26,266
Latin America (Emerging)
             Brazil              VARIG                 B767-200ER       CF6-80C2B            23805    7/87          28,643
             Brazil              VARIG                 B767-200ER       CF6-80C2B            23806    7/87          27,714
             Mexico              Mexicana              A320-200         V2500-A1               373    1/93          27,969
Off Lease *                                            A310-300         CF6-80C2A2             448    2/88          24,811
Off Lease *                                            MD-83            JT8D-219             53199    3/92          19,303
Off Lease *                                            DC-10-30         CF6-50C2             48292    2/82          11,339
Off Lease *                                            B737-400         CFM56-3C1            25663   11/92          23,696
Off Lease *                                            B737-400         CFM56-3C1            25664   11/92          23,637
Off Lease *                                            B737-300         CFM56-3C1            28564   11/97          26,798

Total                                                                                                            $1,067,932
                                                                                                                 ==========




-------------------
* Off lease aircraft are defined as aircraft that are on ground and not earning revenue.


                                       16